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                                                               EXHIBIT 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Foremost Corporation of America
Grand Rapids, Michigan


We hereby consent to the incorporation by reference in this Registration Statement of Foremost Corporation of America for its Executive Stock Purchase Plan on Form S-8 of our reports dated February 17, 1998, relating to the consolidated financial statements and schedules of Foremost Corporation of America appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ BDO Seidman, LLP

Grand Rapids, Michigan
September 22, 1998